SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 12/31/2004
FILE NUMBER 811-2699
SERIES NO.: 12

72DD     1.   Total income dividends for which record date passed during the period. (000's omitted)
              Class A Shares                 $  574
         2.   Dividends for a second class of open-end company shares (000's omitted)
              Class B Shares                 $  295
              Class C Shares                 $  174
              Class R Shares                 $   17
              Institutional Class            $    1

73A.          Payments per share outstanding during the entire current period:
         1.   Dividends from net investment income (form nnn.nnnn)
              Class A Shares               $000.0935
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B Shares               $000.0727
              Class C Shares               $000.0727
              Class R Shares               $000.0888
              Institutional Class          $000.1044

74U.     1.   Number of shares outstanding (000's omitted)
              Class A Shares                   6,557
         2.   Number of shares outstanding of a second class of open-end company shares (000's omitted)
              Class B Shares                   4,218
              Class C Shares                   2,515
              Class R Shares                     198
              Institutional Class                 10

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                 $ 10.89
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                 $ 10.87
              Class C Shares                 $ 10.87
              Class R Shares                 $ 10.89
              Institutional Class            $ 10.91